EXHIBIT 99.1

COLUMBIA FUNMAP, INC.

AUDITED FINANCIAL STATEMENTS

FOR THE YEARS ENDED

DECEMBER 31, 2014 AND 2013

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BAUM & COMPANY, P.A.

Certified Public Accountants

1688 Meridian Avenue, Suite 504

Miami Beach, Florida 33139

(954) 752-1712

Report of Independent Registered Public Accounting Firm

To the Members of

Columbia Funmap, Inc.

Fort Lauderdale, Florida 33139

We have audited the accompanying balance sheets of Columbia Funmap, Inc. (A New Jersey Corporation ) (the "Company") as of December 31, 2014 and 2013, and the related statements of operations, stockholders' equity, and cash flows for each of the years in the two-year period ended December 31, 2014. management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Columbia Funmap, Inc. (A New Jersey Corporation) as of December 31, 2014 and 2013, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2014 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has a significant amount of accumulated deficit that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Baum & Company PA

Miami Beach, FL

February 3, 2016

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Columbia Funmap, Inc.
Balance Sheets

	December 31,
	2014	2013
Assets
Current Assets
Cash	$-	$-
Accounts receivable, net of $50,000 allowance as of December 31, 2014	108,146	106,285
Other current assets	52,287	52,287
Total current assets	160,433	158,572

Property and equipment	72,204	72,204
Accumulated depreciation	(70,303)	(70,303)
Net property and equipment	1,901	1,901
Total assets	$162,334	$160,473

Liabilities and Stockholders' Deficit
Current Liabilities
Bank overdraft	$7,349	$24,409
Accounts payable & accrued expenses	93,643	28,706
Deferred revenue	30,000	-
Line of credit	59,262	74,500
Loan payable - related party	155,215	113,196
Total Current Liabilities	345,469	240,811
Total liabilities	345,469	240,811

Stockholders' Deficit
Common stock, $0.001 par value	2,500	2,500
Accumulated deficit	(185,635)	(82,838)
Total stockholders' equity deficit	(183,135)	(80,338)
Total liabilities and stockholders' deficit	$162,334	$160,473

(The accompanying notes are an integral part of these financial statements)

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Columbia Funmap, Inc.
Statements of Operations
For the Years Ended December 31, 2014 and 2013

	Years Ended December 31,
	2014	2013
Income
Revenue, net	$449,024	$551,883
Cost of sales	127,220	117,737
Gross profit	321,804	434,146

Operating expenses
General and administrative	279,269	322,072
Sales and marketing	145,331	146,599
Total operating expenses	424,600	468,671
Loss from operations	(102,796)	(34,525)
Provision for income taxes	-	-
Net loss	$(102,796)	$(34,525)

(The accompanying notes are an integral part of these financial statements)

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Columbia Funmap, Inc.
Statement of Stockholders' Deficit
For the Years Ended December 31, 2014 and 2013

			Additional		Total
	Common Stock		paid-in	Accumulated	Stockholders'
	Shares	Amount	Capital	Deficit	Deficit
Balance, December 31, 2012	-	$2,500	$-	$(48,313)	$(45,813)

Net Income (Loss)	-	-	-	(34,525)	(34,525)
Balance, December 31, 2013	-	$2,500	$-	$(82,838)	$(80,338)

Net Income (Loss)	-	-	-	(102,796)	(102,796)
Balance, December 31, 2014	-	$2,500	$-	$(185,634)	$(183,134)

(The accompanying notes are an integral part of these financial statements)

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Columbia Funmap, Inc.
Statements of Cash Flows
For the Years Ended December 31, 2014 and 2013

	Years Ended December 31,
	2014	2013
Cash flows from operating activities:
Net loss	$(102,796)	$(34,525)
Adjustments to reconcile net loss to net cash provided (used in) operating activities:
Depreciation	-	732
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	(1,862)	13,477
(Increase) decrease in other current assets	-	-
Increase (decrease) in bank overdraft	(17,059)	1,062
Increase (decrease) in accounts payable and accrued expenses	64,936	(56,015)
Increase (decrease) in deferred revenue	30,000	-
Net cash provided by (used) in operating activities	(26,781)	(75,269)

Cash flows from financing activities:
Net proceeds (payments) from related party advances	42,019	15,769
Net proceeds (payments) from line of credit	(15,238)	59,500
Net cash provided by (Used) in financing activities	26,781	75,269

Increase (decrease) in cash	-	-
Cash and cash equivalents at beginning of period	-	-
Cash and cash equivalents at end of period	$-	$-

Supplemental disclosures of cash flow information
Cash paid during the year for:
Taxes paid	$-	$-
Interest paid	$-	$-

(The accompanying notes are an integral part of these financial statements)

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COLUMBIA FUNMAP, INC.

NOTES TO AUDITED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

Note 1 – Organization and Nature of Operations

Columbia Funmap, Inc. ("FUNMAP", the "Company") is a New Jersey Corporation. Columbia Funmap, Inc., publisher of FunMaps, is an LGBT travel and leisure publishing company, delivering local and regional maps and information and advertising to more than thirty five (35) key North American cities. FunMaps' has an established distribution territory to designated regions including Atlanta, Chicago, Ft. Lauderdale, Los Angeles, Miami, Montreal, New York, Orlando, San Francisco, Toronto, Vancouver, BC, Victoria, BC, Halifax, NS, Quebec City, QC, Ottawa, ON, Edmonton, AL, Calgary, AL, and Washington, DC. The Company provides an online gateway for LGBTQ travel that includes information about LGBTQ and LGBTQ friendly hotels, restaurants, LGBT club and bars, shops and services, attractions etc, The Company also offers travelers with a map of their world in various markets across the United States, Canada and internationally, FunMaps may be found in community centers, hotels, nightclubs, restaurants and other local attractions that welcome LGBTQ travelers.

The company is based in Maplewood, New Jersey.

Note 2 – Going Concern

As reflected in the accompanying financial statements, the Company had a net loss of $102,796 and net cash used by operations of $26,781 for the year ended December 31, 2014, and stockholders' deficit of $185,634 at December 31, 2014. These factors raise substantial doubt about The Company's ability to continue as a going concern.

The Company is currently generating revenues though it is not sufficient to meet its operating expenses. Since inception, The Company has funded its short falls through related party advances and a line of credit. The Company's future operations are dependent upon its ability to increase revenues along with additional external funding as needed.

There can be no assurance that The Company will be successful in its efforts and this raises substantial doubt about the Company's future. Should The Company be unable to obtain adequate financing or generate sufficient revenue in the future, The Company's business, results of operations, liquidity and financial condition would be materially and adversely harmed, and may not be able to continue as a going concern.

Note 3 – Summary of Significant Accounting Policies

The financial statements of Columbia Funmap, Inc. have been prepared in accordance with the generally accepted accounting principles in the United States of America. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates that have been made using careful judgment. The financial statements have, in management's opinion been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

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Basis of presentation

Columbia Funmap, Inc.'s financial statements are prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate could change in the near term due to one or more future non-conforming events. Accordingly, the actual results could differ significantly from estimates.

Risks and Uncertainties

The Company's operations are subject to significant risks and uncertainties including financial, operational and regulatory risks, including the potential risk of business failure.

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with an original maturity of three months or less and money market accounts to be cash equivalents. The Company had no cash at December 31, 2014 or 2013.

Advertising and Marketing

MMP LLC's policy is to expense advertising and marketing costs as incurred. For the years ended December 31, 2014 and 2013, The Company incurred approximately $3,482 and $51,674 in advertising expenses, respectively.

Cost of Sales

Cost of sales includes the cost of distribution, printing, and paper.

Accounts Receivable and Credit

Advertisers who place ads in our FunMaps publications typically pay a deposit at signing of the contract and the balance upon printing and distribution. The Company grants extended payment terms, secured with a credit card, to some advertisers that need to extend past the publication date. The Company recorded a $50,000 allowance for doubtful accounts during 2014 and reports accounts receivable net of the allowance balance of $50,000 as of December 31, 2014.

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Income Taxes

Management has elected, with the consent of its shareholders to be taxed under provisions of Subchapter S of the Internal Revenue Code. Under those provisions, the Company will generally not pay Federal corporate income taxes on its taxable income. Instead, each shareholder is liable for individual federal and state income taxes on the Company's taxable income. Therefore, no provision or liability for income taxes has been included in these financial statements.

Revenue Recognition

The Company follows the guidance of the Securities and Exchange Commission's Staff Accounting Bulletin No. 104 for revenue recognition.

Revenue is recognized from one primary source: Advertising. The Company records revenue when all of the following have occurred; (1) upon signing the advertising contract, (2) publication of the advertisement in print or uploaded to be digitally placed on line (3) collectability is reasonably assured. Payments received before the earnings process has been completed are recorded as deferred revenue.

Reported revenues are net of in kind exchanges and discounts. Exchanges for needed services and promotional costs are recorded at the fair market value of the goods and services exchanged.

Property and Equipment

Fixed assets are carried at cost, less accumulated depreciation and amortization. Major improvements are capitalized, while repair and maintenance are expensed when incurred. Renewals and betterments that materially extend the life of the assets are capitalized. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in income for the period.

Depreciation is computed for financial statement purposes on a straight-line basis over estimated useful lives of the related assets. The estimated useful lives of depreciable assets are:

Estimated
Useful Lives
Office Equipment	5-10 years
Furniture	5 - 7 years
Vehicles	5-10 years

For federal income tax purposes, depreciation is computed under the modified accelerated cost recovery system. For book purposes, depreciation is computed under the straight-line method.

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Concentration Risks

The Company utilizes multiple printers based on pricing and availability. The selected printer will print all of a given publication.

No single customer accounted for more than 10% of revenue during the years ended December 31, 2014 and 2013.

Fair Market Value of Financial Instruments

The Company measures assets and liabilities at fair value based on an expected exit price which represents the amount that would be received on the sale of an asset or paid to transfer a liability, as the case may be, in an orderly transaction between market participants. As such, fair value may be based on assumptions that market participants would use in pricing an asset or liability. The authoritative guidance on fair value measurements establishes a consistent framework for measuring fair value on either a recurring or nonrecurring basis whereby inputs, used in valuation techniques, are assigned a hierarchical level.

The following are the hierarchical levels of inputs to measure fair value:

•	Level 1: Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

•

Level 2: Inputs reflect quoted prices for identical assets or liabilities in markets that are not active; quoted prices for similar assets or liabilities in active markets; inputs other than quoted prices that are observable for the assets or liabilities; or inputs that are derived principally from or corroborated by observable market data by correlation or other means.

•

Level 3: Unobservable inputs reflecting the Company's assumptions incorporated in valuation techniques used to determine fair value. These assumptions are required to be consistent with market participant assumptions that are reasonably available.

The Company's financial instruments consisted primarily of accounts payable, accrued liabilities, amounts due to related parties and debt. The Company's debt approximates fair value based upon current borrowing rates available to The Company. The carrying amounts of The Company's financial instruments generally approximated their fair values as of December 31, 2014 and 2013, respectively, due to the short-term nature of these instruments

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Recent Accounting Pronouncements

In February 2015, the FASB issued ASU 2015-02, "Amendments to the Consolidation Analysis", which amends the consolidation requirements in ASC 810 and significantly changes the consolidation analysis required under U.S. GAAP relating to whether or not to consolidate certain legal entities. Early adoption is permitted. The Company's effective date for adoption is January 1, 2016. The Company does not expect this accounting update to have a material effect on its consolidated financial statements in future periods, although that could change.

In January 2015, the FASB issued ASU 2015-01, "Simplifying Income Statement Presentation by Eliminating the Concept of Extraordinary Items", which eliminates the concept from U.S. GAAP the concept of an extraordinary item. Under the ASU, an entity will no longer (1) segregate an extraordinary item from the results of ordinary operations; (2) separately present an extraordinary item on its income statement, net of tax, after income from continuing operations; or (3) disclose income taxes and earnings-per-share data applicable to an extraordinary item. Early adoption is permitted. The Company's effective date for adoption is January 1, 2016. The Company does not expect this accounting update to have a material effect on its consolidated financial statements in future periods, although that could change.

We review new accounting standards as issued. Although some of these accounting standards issued or effective after the end of our previous fiscal year may be applicable to us, we have not identified any standards that we believe merit further discussion. We believe that none of the new standards will have a significant impact on our financial statements.

Note 4 – Loan Payable – Related Party

From time to time advances were made to the Company from related parties and were used to cover cash shortfalls. The balance of the related party advances was $155,215 and $113,196 as of December 31, 2014 and 2013 and is non-interest bearing.

Note 5 – Subsequent Events

On February 27, 2015, the Company entered into a Securities Purchase Agreement with Multimedia Platforms, Inc. ("MMP") whereby MMP purchased of 100% of common stock issued and outstanding of Columbia Funmap, Inc. The closing of the Securities Purchase Agreement occurred on February 27, 2015.

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